UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 7, 2014
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 7, 2014. The Annual Meeting was an annual meeting.

(b) The matters submitted to the stockholders of the Company at the Annual Meeting, and the final results of the voting, were as follows:

Proposal No. 1 - Election of Directors

The individuals named below were elected at the Annual Meeting as Class III members of the Board of Directors, to serve for terms of three years ending in 2017, by the following votes:

Name	For	Against or Withheld	Broker Non-Votes
Allison H. Abraham	17,766,808	127,664	3,159,052
Samuel A. Mitchell	17,769,862	124,610	3,159,052
Stormy D. Simon	16,842,701	1,051,771	3,159,052

Proposal No. 2 - Approval of Amendment to our Certificate of Incorporation to Adopt Delaware as the Exclusive Forum for Certain Legal Actions

The proposal to add a new Article XIII of the Company's Certificate of Incorporation to provide that, with certain exceptions, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the exclusive forum for certain legal actions and to renumber the current Article XIII as Article XIV was approved by the stockholders by the following vote:

For	Against	Abstain	Broker Non-Votes
15,104,884	2,777,089	12,499	3,159,052

Proposal No. 3 - Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was ratified by the stockholders by the following vote:

For	Against	Abstain	Broker Non-Votes
20,847,541	140,261	65,722	—

Proposal No. 4 - Approval of the Company’s Executive Compensation
The proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K was approved by the stockholders by the following vote:

For	Against	Abstain	Broker Non-Votes
17,729,175	131,437	33,860	3,159,052

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ MARK J. GRIFFIN
Mark J. Griffin
Senior Vice President, General Counsel and Corporate Secretary
Date:	May 9, 2014

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